Exhibit 10.37

AMENDMENT NO. 1 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of September 22, 2003, between CIT Group/Equipment Financing, Inc. (“Secured Party”) and Resorts International Hotel, Inc. (“Debtor”).

PRELIMINARY STATEMENTS

A.    Pursuant to the Amended and Restated Loan and Security Agreement dated as of June 24, 2002 (as may be further amended, supplemented or modified from time to time, the “Loan Agreement”), by and between Debtor and Secured Party, Secured Party agreed to make certain Loans to Debtor upon the terms and conditions set forth therein.

B.    Debtor and Secured Party desire to make certain amendments to the Loan Agreement, based on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party agree as follows:

1.    Capitalized terms used in this Amendment shall have the same meanings given them in the Loan Agreement, unless otherwise defined herein.

2.    Section 2.4 of the Loan Agreement is hereby amended by the insertion of a new subsection (c) that reads in its entirety as follows:

“(c)    Regarding Loan Amortization. Anything in this Section 2.4 to the contrary notwithstanding, except in the case where any Event of Default occurs, the parties agree that no Loan shall be amortized so that any scheduled Payment Date will occur after February 28, 2009. Accordingly, to the extent that, at anytime, the application of any of the provisions of Section 2.4(a) or Section 2.4(b) require that any scheduled Payment Date occur after February 28, 2009, then, except in the case of where an Event of Default has occurred, at such time, such provision shall be deemed automatically modified so that no scheduled Payment Date will occur after February 28, 2009.

3.    The first sentence of Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Fail to maintain for the Debtor Group on a consolidated basis a minimum fixed charge coverage (“Minimum Fixed Charge Covenant”) of 1.0:1 for the period commencing on the date hereof and ending June 30, 2004 and 1.2:1 for all periods thereafter on a rolling four-quarter basis from the date hereof through the date on which all principal and interest on all Loans are indefeasibly paid in full.”

4.    Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.6    Maximum Senior Indebtedness/EBITDA. From the period beginning on the date hereof through the date on which all principal and interest on all Loans are indefeasibly paid in full, fail to maintain a ratio, as determined on a Debtor Group consolidated basis, between Senior Debt and EBITDA (“Senior Debt/EBITDA Maximum Leverage Covenant”) that does not exceed the following:

Rolling 4 Quarters Ending:	Maximum Leverage Ratio

Inception (June , 2002) through 12/31/02	6.75:1.0
03/31/03 - 12/31/03	6.75:1.0
03/31/04	6.75:1.0
06/30/04	6.75:1.0
09/30/04 12/31/04	6.00:1.0 5.50:1.0
03/31/05 06/30/05 - 12/31/05	5.00:1.0 4.00:1.0
03/31/06 - 12/31/06	3.75:1.0
03/31/07 - 12/31/07, and thereafter	3.50:1.0

In the event Secured Party agrees to extend the Equipment Loan Period beyond June 30, 2004 for any period of time, then the foregoing dates shall be deemed extended by a like period of time.”

5.    If that certain Guaranty in the form attached hereto as Exhibit A (the “KINA Guaranty”) is entered into by all the parties thereto and a true, complete and correct copy of such KINA Guaranty as so executed is delivered to Secured Party, then so long as such KINA Guaranty remains in full force and effect, (a) the obligations under such KINA Guaranty shall not constitute indebtedness for purposes of Section 7.4 or 7.6 of the Loan Agreement and (b) the entering into such KINA Guaranty by each member of the Debtor Group shall not constitute a breach of Section 7.7 of the Loan Agreement or Section 4 of the Guaranty. Debtor and Guarantor acknowledge and agree that Secured Party is a third-party beneficiary of Section 19 of the KINA Guaranty; and accordingly, without the prior written consent of Secured Party, neither Guarantor nor Debtor shall (and each shall cause each other member of the Debtor Group not to) enter into any agreement or other arrangement that will or will have the effect of amending, modifying or supplementing in any respect Section 6(a) or Section 19 of the KINA Guaranty—it being agreed that (1) any such agreement or arrangement shall be void and of no effect and (2) if at any time the KINA Guaranty is amended, modified, supplemented or terminated in any respect, Debtor shall deliver to Secured Party a true, complete and correct copy of the fully executed writing evidencing such amendment, modification, supplementation or termination.

6.    Pursuant to Section 15.7(a) of the Loan Agreement Debtor agrees to pay all the reasonable legal fees and expenses incurred by Secured Party in connection with the negotiation, preparation, execution and delivery of this Amendment (the “Relevant Legal Fees”). Accordingly, upon receipt by Debtor of an invoice for the Relevant Legal Fees from Secured Party’s counsel, Sills Cummis Radin Tischman Epstein & Gross, Debtor shall pay the same.

7.    In order to induce Secured Party to enter into this Amendment, Debtor hereby represents and warrants that:

(a)    Except as set forth herein, no Event of Default has occurred and is continuing or will occur after giving effect to the transactions contemplated by this Amendment.

(b)    this Amendment has been duly authorized, executed and delivered by Debtor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

(c)    the Loan Agreement and each of the Relevant Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in full force and effect and to constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms; and

(d)    the representations and warranties made by Debtor in or pursuant to the Loan Agreement or any Relevant Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, as though made on and as of such date.

8. This Amendment shall become effective as of September 22, 2003 upon receipt by Secured Party of (a) four (4) originals of this Amendment executed by each member of the Debtor Group party hereto and an original of this Amendment executed by Secured Party; (b) such other documents, instruments and certificates as Secured Party may reasonably request, in form and substance reasonably satisfactory to Secured Party (including, without limitation, incumbency certificates, UCC-1 financing statements, UCC, judgment and tax lien searches, charter documents and certificates of good standing); (c) payment of the Relevant Legal Fees; and (d) payment of $30,000 to Secured Party as an amendment fee.

9. Debtor hereby confirms that all liens granted on the Collateral shall continue unimpaired and in full force and effect.

10. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

11. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of law. This Amendment shall be binding upon and inure to the benefit of Debtor, Secured Party, and their respective successors and permitted assigns.

12. From and after the effectiveness hereof, all references to the Loan Agreement in the Loan Agreement or in any Relevant Document shall mean the Loan Agreement as amended and modified by this Amendment.

13. Except as amended and otherwise modified by this Amendment, the Loan Agreement and the Relevant Documents shall remain in full force and effect in accordance with their respective terms. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Agreement or any Relevant Document, a waiver of any Event of Default thereunder, or a waiver or release of any of Secured Party’s rights or remedies (all of which are hereby reserved). Debtor expressly ratifies and confirms the waiver of jury trial and other provisions of Section 15.2 of the Loan Agreement.

[NO FURTHER TEXT ON THIS PAGE: SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, all as of the day and year first above written.

Debtor:

Resorts International Hotel, Inc.

By:	/S/ AUDREY S. OSWELL
Name/Title:	Audrey S. Oswell
President and CEO

Secured Party:

CIT Group/Equipment Financing, Inc.

By:	/S/ KATIE J. SAUNDERS
Name/Title:	Katie J. Saunders
Senior Credit Analyst

The undersigned agrees to the second sentence of Section 4 of this Amendment and also affirms and agrees that (i) its obligations under the Guaranty and Suretyship Agreement, dated June 24, 2002, for the benefit of Secured Party shall be unimpaired by this Amendment and (ii) such obligations remain unaltered and in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed, all as of the day and year first above written.

Guarantor:

Resorts International Hotel and Casino, Inc.

By:	/S/ AUDREY S. OSWELL
Name/Title:	Audrey S. Oswell
President and CEO

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